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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):              JANUARY 26, 1999


                          FOOTHILL INDEPENDENT BANCORP
               (Exact name of Registrant as specified in charter)


         CALIFORNIA                   0-11337                    95-3815805
(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)



510 SOUTH GRAND AVENUE, GLENDORA, CALIFORNIA                          91741
  (Address of principal executive offices)                         (Zip code)


               Registrant's telephone number, including area code:
                        (626) 963-8551 OR (909) 599-9351


                                 NOT APPLICABLE
         (Former name or former address, if changed, since last report)


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ITEM 5   OTHER EVENTS

         At a meeting of the Board of Directors of Foothill Independent Bancorp (the "Company"), held on January 26, 1999, the Board amended the Company's Bylaws to delete, in its entirety, Section 11 of Article II of the Bylaws. That Section required shareholders of the Company to abide by specific procedures when nominating candidates for election to the Board of Directors.

         The Board of Directors also restated the Company's Bylaws for the sole purpose of incorporating into the Bylaws the above amendment, and amendments to the Bylaws previously adopted by the Board of Directors or shareholders of the Company, which consist of (i) the inclusion of provisions relating to the indemnification of officers and directors of this Corporation, which was approved by the Company's shareholders (ii) a change in the authorized number of directors to a minimum of seven and a maximum of eleven, which also was approved by the Company's shareholders and (iii) a change in the date of the Company's annual meeting of shareholders to the second Tuesday in May from the second Tuesday in March.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements.

                     Not Applicable

         (b)      Pro Forma Financial Statements.

                     Not Applicable

         (c)      Exhibits.

                     3.3 Bylaws of the Registrant, Amended and Restated as of January 26, 1999


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  January 29, 1999
                                       FOOTHILL INDEPENDENT BANCORP


                                       By:  /s/  GEORGE E. LANGLEY
                                            ------------------------------------
                                            George E. Langley, President and CEO

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                                 EXHIBIT INDEX

Exhibit
Number              Description
------              -----------

  3.3          Bylaws of the Registrant, Amended and Restated as of January 26,
               1999


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